As filed with the Securities and Exchange Commission on October 21, 1997 Registration No. 33-_______



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                               ------------------

                            QUAD CITY HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                                              42-1397595
-------------------------------                             -------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)


                                2118 Middle Road
                                  P.O. Box 395
                             Bettendorf, Iowa 52772
                    (Address of principal executive offices)
                               ------------------

                  QUAD CITY HOLDINGS, INC.DEFERRED INCOME PLAN
                            (Full title of the plan)
                               ------------------

                              Douglas M. Hultquist
                            Quad City Holdings, Inc.
                                2118 Middle Road
                                  P.O. Box 395
                             Bettendorf, Iowa 52772
                     (Name and address of agent for service)

                                 (319) 344-0600
          (Telephone number, including area code, of agent for service)

                                 With copies to:

                                Douglas J. Tucker
                Barack Ferrazzano Kirschbaum Perlman & Nagelberg
                        333 West Wacker Drive, Suite 2700
                             Chicago, Illinois 60606
                                 (312) 984-3100



                         CALCULATION OF REGISTRATION FEE


==================================== ================= =================== ===================== ===================
                                                        Proposed Maximum     Proposed Maximum
        Title of Securities            Amount to be      Offering Price         Aggregate            Amount of
         to be Registered            Registered(1)(2)     per Share(3)     Offering Price(2)(3)     Registration
                                                                                                       Fee(3)
==================================== ================= =================== ===================== ===================

   Common Stock, $1.00 Par Value          50,000             21 3/4              1,087,500              329.55
==================================== ================= =================== ===================== ===================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Quad City Holdings, Inc. Deferred Income Plan (the "Plan").

(2) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.

(3) Estimated pursuant to Rule 457 under the Securities Act solely for the purpose of calculating the registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Quad City Holdings, Inc. Deferred Income Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3. Incorporation of Certain Documents by Reference.

The following documents previously or concurrently filed by Quad City Holdings, Inc. (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement:

(a) The Company's Annual Report on Form 10-KSB for the year ended June 30, 1997 (the "Annual Report") filed by the Company (SEC File No. 0-22208) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Commission on September 29, 1997.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(c) The description of the Company's common stock, par value $1.00 per share, contained in the Company's Registration Statement on Form 8-A (File No. 0-22208), filed with the Commission, and all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration
Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

In accordance with the Delaware General Corporation Law (being Chapter 1 of Title 8 of the Delaware Code), Articles IX and X of the Registrant's certificate of incorporation provide as follows:

NINTH: Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director, officer or partner of another enterprise, shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware, as the same now exists or may be hereafter amended. No amendment to or repeal of this Article IX shall apply to or have any effect on the rights of any individual referred to in this
Article IX for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

TENTH: To the fullest extent permitted by the General Corporation Law of Delaware, as the same now exists or may be hereafter amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

Article VII of the Registrant's bylaws further provides as follows:

Section 7.1 DIRECTORS AND OFFICERS. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(c)  To the extent that any person referred to in paragraphs (a) and (b) of this
     Section 7.1 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

(d) Any indemnification under paragraphs (a) and (b) of this Section 7.1 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and
     (b) of this Section 7.1. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
     (iii) by the stockholders.

(e) Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as provided in this Section 7.1. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f) The indemnification and advancement of expenses provided by or granted pursuant to this Section 7.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

(g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Section 7.1.

(h) For purposes of this Section 7.1, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section 7.1.

(i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 7.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

(j) Unless otherwise determined by the board of directors, references in this section to "the corporation" shall not include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 7.2 EMPLOYEES AND AGENTS. The board of directors may, by resolution, extend the indemnification provisions of the foregoing Section 7.1 to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.


Exhibit No.       Description


     3.1          Certificate of Incorporation, as amended, of Quad City
                  Holdings, Inc.

     3.2          Bylaws of Quad City Holdings, Inc.

     4.1          Specimen  Stock  Certificate  of Quad City  Holdings,  Inc.
                  (See also Articles VIII, XII and XIII of Exhibit 3.1 and Articles II, VI, IX and XII of Exhibit 3.2)

     5.1 Opinion of Barack Ferrazzano Kirschbaum Perlman & Nagelberg regarding legality of securities being registered

     24.1 Consent of Barack Ferrazzano Kirschbaum Perlman & Nagelberg (included in opinion filed as Exhibit 5.1)

     24.2         Consent of McGladrey & Pullen LLP

     25.1 Power of Attorney (included on the signature page of this Registration Statement)

     99.1         Quad City Holdings, Inc. Deferred Income Plan

The Plan is not generally subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, and therefore no letter of determination regarding qualification under ERISA will be requested from the Internal Revenue Service.


Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include: (i) any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act and incorporated by reference into the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorizes this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Bettendorf, State of Iowa, on October 1, 1997.

                                         QUAD CITY HOLDINGS, INC.


                                         By:      /s/ Douglas M. Hultquist
                                                  Douglas M. Hultquist
                                                  President and Chief Executive
                                                  Officer


                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Michael C. Bauer and Douglas M. Hultquist, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities (including in his capacity as a director or officer of
Quad City Holdings, Inc.) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities indicated on the dates indicated below on October 1, 1997.


     Signature                                         Title

/s/ Michael A. Bauer                          Chairman of the Board of
Michael A. Bauer                              Directors



/s/ Douglas M. Hultquist                      President, Principal Executive,
Douglas M. Hultquist                          Financial and Accounting Officer
                                              and  Director


/s/ James J. Brownson                         Director
James J. Brownson

/s/ Richard R. Horst                          Director and Secretary
Richard R. Horst


/s/ Ronald G. Peterson                        Director
Ronald G. Peterson

/s/ John W.Schricker                          Director
John W. Schricker

/s/ Robert Van Vooren                         Director
Robert Van Vooren

                                   SIGNATURES

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administrator the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bettendorf, State of Iowa, on October 1, 1997.



                         QUAD CITY HOLDINGS, INC.
                         DEFERRED INCOME PLAN

                         By:  Quad City Holdings, Inc. Board Affairs Committee
                              Its: Administrator

                         By:   /s/ James J. Brownson
                               Its: Chairman

                            QUAD CITY HOLDINGS, INC.

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT

                                                       Incorporated
 Exhibit No.           Description                       Herein by                     Filed          Sequential
                                                        Reference To                  Herewith         Page No.
-------------- ---------------------------- ------------------------------------- ----------------- ----------------

     3.1       Certificate of               Exhibit 3.1 to the Registration
               Incorporation, as amended,   Statement of Quad City Holdings,
               of Quad City Holdings, Inc.  Inc. on Form SB-2, File No. 33-67028

     3.2       Bylaws of Quad City          Exhibit 3.2 to the Registration
               Holdings, Inc.               Statement of Quad City Holdings,
                                            Inc. on Form SB-2, File No. 33-67028

     4.1       Articles VIII, XII and       See Exhibit 3.1 to the Registration
               XIII of the Quad City        Statement of Quad City Holdings,
               Holdings, Inc. Certificate   Inc. on Form SB-2, File No. 33-67028
               of Incorporation, as
               amended

     4.2       Articles II, VI and IX and   See Exhibit 3.2 to the Registration
               XII of the Quad City         Statement of Quad City Holdings,
               Holdings, Inc. Bylaws        Inc. on Form SB-2, File No. 33-67028

     5.1       Opinion of Barack                                                         X
               Ferrazzano Kirschbaum
               Perlman & Nagelberg

    23.1       Consent of McGladrey &                                                    X
               Pullen LLP

    23.2       Consent of Barack                                                  Included in
               Ferrazzano Kirschbaum                                              Exhibit 5.1
               Perlman & Nagelberg

    24.1       Power of Attorney                                                  Included on
                                                                                  Signature Page
                                                                                  to this
                                                                                  Registration
                                                                                  Statement

    99.1       Quad City Holdings, Inc.                                                  X
               Deferred Income Plan

